Exhibit 16.1

September 12, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 2.01, Part II, Section 3 of Form 8-K/A of Ethanex Energy, Inc., f/k/a New Inverness Explorations, Inc., dated September 13, 2006 related to the dismissal of our firm as the registrant's independent registered public accounting firm.

Yours truly,

/s/ Stark Winter Schenkein & Co., LLP

Stark Winter Schenkein & Co., LLP
Denver, Colorado